AMENDMENT NO. 3

TO THE AMENDED AND RESTATED

MASTER PLAN AND AGREEMENT OF DISTRIBUTION

(Investor Class Shares)

The Amended and Restated Master Plan and Agreement of Distribution (Investor Class Shares) (the “Plan”), dated as of July 1, 2003, pursuant to Rule 12b-1, is hereby amended, effective November 20, 2003, as follows:

Schedule A to the Plan is hereby deleted in its entirety and replaced with the following:

“Schedule A

to the Amended and Restated

Master Plan and Agreement of Distribution Pursuant to Rule 12b-1

(Investor Class)

Registered Investment Company	Funds

AIM Bond Funds, Inc.

INVESCO Tax-Free Bond Fund

INVESCO U.S. Government Securities Fund

AIM Combination Stock & Bond Funds, Inc.

INVESCO Core Equity Fund

INVESCO Total Return Fund

AIM International Funds, Inc. II

INVESCO European Fund

INVESCO International Blue Chip Value Fund

AIM Sector Funds

INVESCO Energy Fund

INVESCO Financial Services Fund

INVESCO Gold & Precious Metals Fund

INVESCO Health Sciences Fund

INVESCO Leisure Fund

INVESCO Technology Fund

INVESCO Telecommunications Fund

INVESCO Utilities Fund

AIM Stock Funds, Inc.

INVESCO Dynamics Fund

INVESCO Mid-Cap Growth Fund

INVESCO Small Company Growth Fund

INVESCO S&P 500 Index Fund”

All other terms and provisions of the Plan not amended herein shall remain in full force and effect.

Dated: November 20, 2003

AIM BOND FUNDS, INC.
AIM COMBINATION STOCK & BOND FUNDS, INC.
AIM INTERNATIONAL FUNDS, INC. II
AIM SECTOR FUNDS
AIM STOCK FUNDS, INC.

By:	/s/ Kevin M. Carome
Name:	Kevin M. Carome
Title:	Senior Vice President

ATTEST:

/s/ Ofelia M. Mayo
Name:
Title:

A I M DISTRIBUTORS, INC.

By:	/s/ Gene L. Needles
Name:	Gene L. Needles
Title:	President

ATTEST:

/s/ Ofelia M. Mayo
Name:
Title:

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